Exhibit 14.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Federated Equity Funds of our report for Federated Communications Technology Fund dated December 8, 2000 in the
Prospectus/Proxy Statement which constitutes part of this Registration
Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 25, 2001